UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 26, 2008 (June 26, 2008)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On June 26, 2008, Rite Aid Corporation (“Rite Aid”) announced its intention to offer $425 million aggregate principal amount of senior secured notes due 2016 pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.  Rite Aid intends to use the net proceeds from the offering and borrowings under a new $350 million senior secured term loan, which is permitted under the accordion feature in Rite Aid’s existing senior secured credit facility, to fund the applicable purchase price, accrued interest, consent payment and related fees and expenses with respect to Rite Aid’s offers to purchase and consent solicitations for any and all of its 8.125% Senior Secured Notes due 2010, 9.25% Senior Notes due 2013 and 7.5% Senior Secured Notes due 2015 (the “2015 Notes”) and to redeem any 2015 Notes that remain outstanding following the completion of the offers to purchase and consent solicitations. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(c) Exhibits.

99.1           Press Release, dated June 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 26, 2008

	By:	/s/ Robert B. Sari
		Name:	Robert B. Sari
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 26, 2008.

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